EXHIBIT 99.1

Rackable Systems Announces Preliminary Fourth Quarter 2006 Results
Record Revenue of $105.5 - $ 106.8M; Non-GAAP EPS $0.17 - $0.18

MILPITAS, CA - January 16, 2007 - Rackable Systems, Inc., (NASDAQ: RACK) today announced preliminary results for the fourth quarter ended December 30, 2006. Total revenue for the fourth quarter of 2006 is expected to be in the range of $105.5 to $106.8 million. GAAP net income for the period is expected to range from a net loss of $(683,000) to net income of $194,000 or $(0.02) to $0.01 per diluted share. Non-GAAP net income is expected to be in the range of $4.8 to $5.3 million or $0.17 to $0.18 per diluted share. Non-GAAP gross margin is expected to be between 19.2% and 19.7%.

“We are pleased that revenue for the fourth quarter came in toward the high-end of our forecast, and that we broke the $100 million quarterly revenue mark for the first time in the company’s history. However, we are disappointed that we did not achieve our gross margin and EPS goals for the quarter,” stated Tom Barton, Chief Executive Officer of Rackable Systems. He continued, “Although it took us longer than expected to roll out our new RapidScale line of products, early customer feedback has been positive and we remain enthusiastic about the long-term opportunities for this business.”

Barton further stated, “We have scheduled our regular quarterly conference call to be held on February 1, 2007. At that time, we will provide a full update of fourth quarter and full year fiscal 2006 financial results, as well as an updated business outlook for 2007.”

The primary factors that impacted gross margin for the fourth quarter included:

-	DDR memory pricing that was higher than anticipated by the company at the start of the quarter.
-	Intense competitive conditions that caused the company to price contracts more aggressively in order to maintain and expand relationships with its customer base.
-	Lower than expected sales of the company’s RapidScale products.

Conference Call Information

The company will hold a conference call to discuss its fourth quarter and full year fiscal 2006 financial results on Thursday, February 1, 2007, at 2:00 p.m. PST. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until February 6, 2007, at 9:00 p.m. PST and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 5960456.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release regarding the company’s preliminary fourth quarter financial results are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties, including that the company has not fully completed the process of preparing its financial statements for the fourth quarter of 2006, and unexpected adjustments may cause its financial results to vary from those results as reported in this press release. Detailed information about potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' Quarterly Report on Form 10-Q under the caption "Risks Relating to Our Business and

Industry," in Item 2 of that report, filed with the Securities and Exchange Commission (the "SEC") on November 14, 2006 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor, and related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin and non-GAAP net income certain nonrecurring items to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company's financial performance, but the amortization of those intangibles is not. Hence, non-GAAP financial measures should not be considered in isolation from the company's GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results and financial projections are provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

About Rackable Systems

Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

Rackable Systems® is a registered trademark of Rackable Systems, Inc.

RACKABLE SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for share and per share amounts)
(Unaudited)

	Three Months Ended
	December 30, 2006
	Low	High
Gross Margin:

GAAP Gross Profit	$19,214	$20,051
Add back stock-based compensation	$1,042	$1,042
Non-GAAP Gross Profit	$20,256	$21,093

GAAP Gross Margin	18.2%	18.7%
Add back stock-based compensation	1.0%	1.0%
Non-GAAP Gross Margin	19.2%	19.7%

Earnings Per Share:

GAAP Net Income (Loss) (1)	$(683)	$194
Add back (deduct):
Stock-based compensation	$7,787	$7,787
Amortization of intangible assets - Terrascale acquisition	$553	$553
Amortization of patents and customer list	$359	$359
Adjustment to tax provision	$(3,170)	$(3,553)
Non-GAAP Net Income	$4,846	$5,340

GAAP Basic/Diluted Net Income (Loss) Per Share	$(0.02)	$0.01
Add back (deduct):
Stock-based compensation, amortization of intangible assets -
Terrascale acquisition, amortization of patents and customer list
and adjustment to tax provision	$0.19	$0.17
Non-GAAP Diluted Net Income Per Share	$0.17	$0.18

Shares used in computing net income (loss) per share
Basic	28,012,081	28,012,081
Diluted	29,363,808	29,363,808

(1)	GAAP Net Income (Loss) subject to change based on final 2006 tax provision calculations.